SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12



                          Telscape International, Inc.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                      TELSCAPE INTERNATIONAL, INC.
                   4635 SOUTHWEST FREEWAY, SUITE 800
                          HOUSTON, TEXAS 77027

                              MAY 19, 1997

Dear Fellow Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders of Telscape International, Inc. on June 16, 1997. The meeting will begin at 9:00 a.m. at 4635 Southwest Freeway, Suite 800, Houston, Texas 77027.

      Information regarding each of the matters to be voted upon at the Annual Meeting is contained in the attached Proxy Statement. We urge you to read the Proxy Statement carefully. The Proxy Statement is being mailed to all shareholders on or about May 19, 1997.

      Because it is important that your shares be voted at the Annual Meeting, whether or not you plan to attend in person we urge you to complete, date and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope. If you are a shareholder of record and do attend the Annual Meeting and wish to vote your shares in person, even after returning your proxy, you still may do so.

      We look forward to seeing you in Houston on June 16, 1997.

Very truly yours,

/s/ E. SCOTT CRIST                     /s/ MANUEL LANDA
    E. Scott Crist                         Manuel Landa
    President and CEO                      Chairman of the Board

                      TELSCAPE INTERNATIONAL, INC.
                   4635 SOUTHWEST FREEWAY, SUITE 800
                          HOUSTON, TEXAS 77027

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD JUNE 16, 1997

      As a shareholder of Telscape International, Inc. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Shareholders of the Company to be held at 4635 Southwest Freeway, Suite 800, Houston, Texas 77027 on Monday, June 16, 1997 at 9:00 a.m. for the following purposes:

1. To elect six directors for a one year term and until their successors are duly elected and shall qualify.

2. To ratify the selection of BDO Seidman, LLP as the Company's independent public accountants.

3. To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

      The Board of Directors has fixed the close of business on April 30, 1997 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at such meeting and adjournment(s) thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The transfer books will not be closed.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, MANAGEMENT RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

      By order of the Board of Directors

      Todd M. Binet, Secretary

Houston, Texas
May 19, 1997

                        YOUR VOTE IS IMPORTANT.
 PLEASE EXECUTE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                         TELSCAPE INTERNATIONAL, INC.
                               PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 16, 1997

TO OUR SHAREHOLDERS:

      This Proxy Statement is furnished to shareholders of Telscape International, Inc. (the "Company") for use at the Annual Meeting of Shareholders on June 16, 1997, or at any adjournment or adjournments thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The enclosed proxy is solicited on behalf of the Board of Directors of the Company and is subject to revocation at any time prior to the voting of the proxy (as provided herein). The record of shareholders entitled to vote at the Annual Meeting was taken at the close of business on April 30, 1997 (the "Record Date"). The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to shareholders is May 19, 1997. The principal executive offices of the Company are located at 4635 Southwest Freeway, Suite 800, Houston, Texas 77027.

      The Annual Meeting has been called to consider and take action on the following proposals: (i) to elect six directors to serve on the Board of Directors for a one year term and until their successors have been duly elected and shall qualify; (ii) to ratify the selection of BDO Seidman, LLP as the Company's independent public accountants; and (iii) to transact such other business as may properly come before the Annual Meeting. The Company's Board of Directors has taken unanimous affirmative action with respect to each of the foregoing proposals and recommends that the shareholders vote in favor of each of the proposals.

                             VOTING REQUIREMENTS

      As of the Record Date, there were issued and outstanding 3,935,969 shares of Common Stock ($.001 par value per share), each of which is entitled to one vote, and 380,000 shares of Series B Non-Voting, Non-Participating Preferred Stock, $.001 par value per share (the "Series B Preferred Stock"), none of which is entitled to vote. Only holders of record of shares of Common Stock as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. Holders of the Series B Preferred Stock are not entitled to vote. The accompanying form of proxy is designed to permit each shareholder of record at the close of business on the Record Date to vote in the election of directors and on the proposals described in this Proxy Statement. The form of proxy provides space for a shareholder (i) to vote in favor of or to withhold voting for the nominees for the Board of Directors, (ii) to vote for or against each proposal to be considered at the Annual Meeting or (iii) to abstain from voting on any proposal other than the election of director if the shareholder chooses to do so. The election of directors will be decided by a plurality of the votes cast. Pursuant to the Company's Articles of Incorporation, the affirmative vote of a majority of the shares entitled to vote, if a quorum is present, is required for action on all other matters.

      The holders of a majority of all of the shares of stock entitled to vote at the Annual Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum should not be present, the Annual Meeting may be adjourned from time to time until a quorum is obtained. Shares as to which authority to vote has been withheld with respect to the election of any nominee for director will not be counted as a vote for such nominee. Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker nonvotes are not counted as an affirmative vote for purposes of determining whether a proposal has been approved thereof.

      When a signed proxy is returned with choices specified with respect to voting matters, the shares represented are voted by the proxies designated on the proxy in accordance with the shareholder's instructions. The proxies for the shareholders are Todd M. Binet and E. Scott Crist. If a signed proxy is returned and the shareholder has made no specifications with respect to voting matters, the shares will be voted for the election of six nominees for director and in favor of all the proposals described in this Proxy Statement and, at the discretion of the proxies, on any other matter that may properly come before the Annual Meeting or any adjournment.

      Proxies given by shareholders of record for use at the Annual Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, shareholders of record giving a proxy may revoke the proxy by an instrument in writing, executed by the shareholder or his attorney authorized in writing or, if the shareholder is a corporation, under its corporate seal, by an officer or attorney thereof duly authorized, and deposited either at the corporate headquarters of the Company at any time up to and including the last business day preceding the day of the annual meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such Annual Meeting on the day of the Annual Meeting or adjournment thereof, and upon either of such deposits the proxy is revoked.

      As of the Record Date, all of the present directors, as a group of six persons, owned beneficially 2,040,200 shares (48% of the total outstanding shares) and all of the present directors and executive officers of the Company, as a group of six persons, owned beneficially 2,040,200 shares (48% of the total outstanding shares) of the Common Stock of the Company. To the knowledge of management, as of the Record Date, the only executive officers, directors and nominees for director who owned beneficially five percent or more of the Company's outstanding shares of Common Stock were E. Scott Crist, Manuel Landa, Oscar Garcia and Ricardo Orea.

      The cost of soliciting proxies in the accompanying form will be borne by the Company. The Company may reimburse brokerage firms and others for their expenses in forwarding proxy material to the beneficial owners and soliciting them to execute the proxies.

      The Company's Annual Report on form 10-KSB for the fiscal year ended December 31, 1996, including audited financial statements, will accompany the mailing to shareholders of this Proxy Statement.

                      INTEREST OF OFFICERS AND DIRECTORS
                         IN MATTERS TO BE ACTED UPON

      Officers or directors of the Company have a substantial interest in one of the matters to be acted upon at the Annual Meeting. Each of the director nominees has been nominated for re-election or election to the office of director for a term of one year.

                                  PROPOSAL ONE
       THE ELECTION OF SIX DIRECTORS FOR A ONE-YEAR TERM AND UNTIL THEIR
                 SUCCESSORS ARE DULY ELECTED AND SHALL QUALIFY

      Six directors are proposed to be elected at the Annual Meeting. Each director will serve until the next Annual Meeting of shareholders or until a successor shall be elected and shall qualify. Proxies in the accompanying form will be voted for the nominees, except where authority is withheld by the shareholder. The election of directors will be decided by a plurality of votes cast.

      The nominees for directors are Todd M. Binet, E. Scott Crist, Oscar Garcia, Darrel O. Kirkland, Manuel Landa, and Ricardo Orea. All nominees are presently members of the Board of Directors.

      In January 1997, Christopher Efird resigned as a director. In March 1997, Gary Panno resigned as a director.

      If any of the nominees should become unable to accept election, the persons named in the proxy may vote for such other person or persons as may be designated by the Board of Directors. Management has no reason to believe that any of the nominees will be unable to serve.

      Information with respect to nominees is set forth in the section of this Proxy Statement titled "Management."

THE BOARD OF DIRECTORS URGES SHAREHOLDERS TO VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

                                  PROPOSAL TWO
          TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY'S
                         INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors, upon the recommendation of the Audit Committee, has concluded that the engagement of BDO Seidman, LLP as the Company's independent public accountants would be in the Company's best interest. The Board of Directors recommends that shareholders ratify its decision to engage BDO Seidman, LLP for the fiscal year ended December 31, 1997. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and to be available to answer appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSAL TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AND, UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED FROM SHAREHOLDERS WILL BE VOTED IN FAVOR OF THE PROPOSAL.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth certain information with respect to the directors and executive officers of the Company.

NAME                      AGE   PERIOD WITH COMPANY      POSITION
E. Scott Crist (1)         33   August 1996 to Present   Director; President
                                                            and CEO

Manuel Landa (1)           36   May 1996 to Present      Chairman of the Board;
                                                            Director and EVP of
                                                            Operations;
                                                            President and CEO of
                                                            Telereunion and of
                                                            Vextro

Oscar Garcia (2)           36   May 1996 to Present      Director; VP of
                                                            Telereunion; VP of
                                                            Operations of Vextro

Ricardo Orea               36   May 1996 to Present      Director; VP of
                                                            Telereunion; VP of
                                                            Sales and Marketing
                                                            of Vextro

Todd M. Binet (2)          32   January 1997 to Present  Director; EVP,
                                                            Secretary, Treasurer
                                                            and Chief Financial
                                                            Officer

Darrel O. Kirkland (1)(2)  57   March 1996 to Present    Director

-----------------
      (1) Member of the Compensation Committee of the Board of Directors.
      (2) Member of the Audit Committee of the Board of Directors.

                             BUSINESS EXPERIENCE

      E. SCOTT CRIST has served as President and CEO of the Company since August 1996. Mr. Crist served as President of Orion Communications, Inc., a reseller of long distance and internet access services, from June 1996 to September 1996. He was President and CEO for Matrix Telecom, a long-distance company, from September 1995 through June 1996. He also was a founder of DNS Communications, a long-distance reseller, in May 1993 and served as its CEO from inception through September 1995. He was formerly Vice President of Acquisitions for Trammell Crow Group from March 1991 to January 1993 with specific focus on U.S. capital market transactions. Prior to joining Trammell Crow, Mr. Crist worked in acquisitions for AMLI Corporation of Chicago, an investment company, from August 1990 to January 1991 and was responsible for sourcing and underwriting income-producing assets on behalf of the firm's institutional clients. Prior to that, he worked from June 1986 to September 1988 in New York as a strategy consultant for KSM, Inc., where he was responsible for investigating competitive business situations for Fortune 200 technology companies. In addition, he was a design engineer for IBM corporation in Research Triangle, North Carolina. Mr. Crist has an MBA from the J. L. Kellogg School at Northwestern University, and received a B.S. magna cum laude in Electrical Engineering with emphasis on telecommunications design from North Carolina State University.

      MANUEL LANDA has been a member of the Board of Directors of the Company since May 1996. Mr. Landa is a co-founder of Telereunion and has been President of Vextro since 1989, and has also been President, CEO and a Director of Telereunion since August 1995. From 1986 until he joined Telereunion, Mr. Landa served as Export Sales Manager for Condumex, the largest Mexican manufacturer of electrical products with exports to the USA, Canada, Latin America and Europe. Also within Condumex (1984-1986), Mr. Landa was in charge of the Insulating Materials Division as Plant Manager. Prior to that (1983-1984), Mr. Landa worked for Philips, a Dutch company in the consumer and industrial electronics business, serving as Design Engineer for its Industrial Audio-Video Division. From 1981 to 1983, Mr. Landa occupied the position of Project Engineer for IPESA, a Mexican construction and engineering firm, with projects in the petrochemical, industrial and touristic sectors of Mexico. Manuel Landa received an undergraduate degree in Electronic and Communications Engineering (1984) from La Salle University in Mexico City, and has a diploma in Total Quality management from the Instituto Tecnologico de Estudios Superiores Monterrey
(1986).

      OSCAR GARCIA has been a member of the Board of Directors of the Company since May 1996. Mr. Garcia is a co-founder of Vextro and Telereunion and has been Vice President of Operations since 1988 for Vextro, and a Director of Telereunion since August 1995. From 1987 until he co-founded Vextro, Mr. Garcia served as Engineering Manager for Infosistemas, at that time the exclusive AT&T telephone equipment distributor in Mexico. From January 1986 to May 1987 Mr. Garcia was Sales Support Manager for Macrotel de Mexico SA de CV, a subsidiary of Macrotel, Inc., a Florida telephone key systems company with exports to Mexico and Latin America. From January 1983 until April 1986 Mr. Garcia held the position of design engineer for the R&D department of GTE, the leading U.S. telecommunications company involved at that time in PBX and KSU manufacturing in Mexico. Mr. Garcia holds an undergraduate degree in Electronic and Communications Engineering (1984) from La Salle University in Mexico City, a diploma in Marketing form La Salle University (1986) and is currently obtaining a diploma in Business Administration from Berkley University in Mexico City.

      RICARDO OREA has been a member of the Board of Directors of the Company since May 1996. Mr. Orea is a co-founder of Vextro and Telereunion and has been Vice President of Sales and Marketing since 1988 for Vextro, and a Director of Telereunion since August 1995. Prior to joining Vextro, Mr. Orea was Electronic Control Systems Plant Manager for Asea Brown Boveri (ABB), a Swedish electrical control and switchgear equipment manufacturer from 1985 to 1988. From April 1982 to June 1985, Mr. Orea worked for GTE in the Purchasing and Logistics Department as System Integrator and Supplier Development Manager. From 1979 to 1982, he was Technical Service Manager for MISA, a Mexican computer mainframes and telecommunications maintenance service company which served major financial accounts and universities. Mr. Orea received an undergraduate degree in Electronic and Communications Engineering (1984) form La Salle University in Mexico City and has a diploma in Business Administration from Berkley University in Mexico City (1994).

      TODD M. BINET has been Executive Vice President and CFO since January 1997 and a member of the Board of Directors since March 1997. Mr. Binet has over 10 years of business and management experience. Just prior to joining the Company, he was an officer and director of St. James Capital Corp., which served as the general partner to St. James Capital Partners, a merchant banking fund. Prior to his involvement with St. James, he was Treasurer and Corporate Counsel for Alamo Group Inc., an international company listed on the New York Stock Exchange. Mr. Binet received a B.B.A. in finance from Southern Methodist University and graduated Cum Laude. He also received an M.B.A. from the Wharton School of Business and a J.D. from the University of Pennsylvania law school. Mr. Binet also holds a license to practice law with the State of Texas, although such license is currently inactive.

      DARREL O. KIRKLAND has been a member of the Board of Directors of the Company since March 1996. Mr. Kirkland is a principal consultant with Kirkland & Associates, a management consulting firm specializing in telecommunications. A registered Professional Engineer, Mr. Kirkland has many years experience in long distance, microwave, wireless, fiber and local transmission services. He has held general management and marketing positions with MCI Air Signal, CPI Microwave and Discovery Communications. Current and recent clients include MCI, Skytel, IXC Communications, Prime Cable and Winstar Wireless. Mr. Kirkland holds degrees from the University of Texas (BBA) and the University of Houston (MS, Industrial Engineering).

      To the best of the Company's knowledge, there are no material proceedings to which any current director, officer or affiliate of the Company, any owner of record or beneficially of more than five percent of any class of voting securities of the Company or any associate of any such director, officer, affiliate of the Company or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the NASDAQ. Executive officers, directors and greater than 10% stockholders are required by certain regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of Forms 3 and 4, as furnished to the Company, pursuant to the Exchange Act during its most recent fiscal year, and Forms 5 with respect to its most recent fiscal year, it is the Company's belief that any such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary by the officers, directors and security holders required to file the same during the fiscal year ended December 31, 1996, except that Forms 5 for Manuel Landa, Oscar Garcia and Ricardo Orea, although subsequently filed, were not filed on a timely basis. Each of Messrs. Landa, Garcia and Orea had two transactions that were not timely reported.

CERTAIN INFORMATION RELATING TO THE BOARD OF DIRECTORS AND COMMITTEES OF THE
BOARD

      The Board of Directors of the Company held nine formal meetings during 1996. The Board of Director's Compensation Committee held no formal meetings during the year. The function of the Audit Committee is performed by the Board of Directors as a whole, including the review of internal auditing procedures and the adequacy of internal controls. Each of the directors who are nominated in the Proxy Statement and who served during 1996 as a director or as a member of the Compensation Committee attended all of the Board and Committee Meetings held in 1996 during the period in which they served as a director, except Mr. Kirkland who attended six of the seven meetings held while he was a director.

      The Compensation Committee establishes compensation and incentives for the Company's executive officers and administers the Company's incentive compensation and benefit plans. The Board of Directors does not have a standing committee or any other committee performing a similar function. The function customarily attributable to a nominating committee is performed by the Board of Directors as a whole.

                            EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

      The following table sets forth the aggregate cash compensation paid for services rendered to the Company during the last three fiscal years by the Company's Chief Executive Officer who served as such during the 1996 fiscal year.

                                                            --------------------------------------------
                                                                       Long-Term Compensation
                    ------------------------------------------------------------------------------------
                         Annual Compensation(1)                       Awards            Payouts
--------------------------------------------------------------------------------------------------------
                                                  OTHER      RESTRICTED  SECURITIES
   NAME AND                                       ANNUAL       STOCK     UNDERLYING   LTIP    ALL OTHER
   PRINCIPAL                                      COMPEN-      AWARDS     OPTIONS/   PAYOUTS   COMPEN-
   POSITION         Year  Salary ($)  Bonus ($)  sation ($)    ($)(2)     SARs (#)     (#)    sation ($)
--------------------------------------------------------------------------------------------------------
Scott Crist, CEO    1996    14,423       -           -            -      350,000        -         -
(8/96 to Present)
--------------------------------------------------------------------------------------------------------
Gary Panno, CEO     1996    55,000       -           -            -     50,000(3)       -     5,000(3)
(3/96 to 8/96)
--------------------------------------------------------------------------------------------------------
Kris Murthy, CEO    1996    24,000       -           -            -         -           -     87,384(4)
(6/95 to 2/96)      1995    96,000       -           -            -       50,000        -         -
                    1994    76,000     40,000        -            -         -           -         -
--------------------------------------------------------------------------------------------------------
Dal Berry, CEO      1995    33,000       -           -            -         -           -         -
(until 6/95)        1994    68,000       -           -            -         -           -         -
========================================================================================================

-----------------------
      (1) Each of the Company's chief executive officers received perquisites and other personal benefits in addition to salary and bonuses. The aggregate amount of such perquisites and other personal benefits, however, does not exceed the lesser of $50,000 or 10 percent of the total of the annual salary and bonus reported for any of the chief executive officers for each of the reported years.

      (2) The number and value of aggregate restricted stock holdings for Messrs. Crist, Panno, Murthy and Berry at the end of the last fiscal year, based on the closing price of the Common Stock on NASDAQ on December 31, 1996, were 0, 0, 49,859 and 132,440 shares, respectively with a value of $0, $0, $155,809 and $413,875, respectively (without giving effect to the consideration paid by the named executive officer).

      (3) See discussion of Employment Agreements below. Also, in connection with the Company's obligations under Mr. Panno's employment agreement described below, the Company paid Mr. Panno $5,000 for the time period between his resignation as Chief Executive Officer and the end of fiscal year 1996.

      (4) In connection with the severance agreement and consulting agreement between the Company and Mr. Murthy, both as described below, the Company paid a lump sum of $50,000 and $37,348 (over several months), respectively, to Mr. Murthy.

      The following table sets forth certain information with respect to options granted during the last fiscal year to each Chief Executive Officer named in the above Summary Compensation Table.

OPTION/SAR GRANTS IN LAST FISCAL YEAR (1996)

-----------------------------------------------------------------------------------------------------------
                         NUMBER OF      % OF TOTAL
                         SECURITIES    OPTIONS/SARS
                         UNDERLYING     GRANTED TO
                        OPTIONS/SARS   EMPLOYEES IN       EXERCISE OR BASE
NAME                     GRANTED (#)    FISCAL YEAR         PRICE ($/SH)     EXPIRATION DATE
-----------------------------------------------------------------------------------------------------------
Scott Crist               350,000          29.9                 4.50           8/1/2006
-----------------------------------------------------------------------------------------------------------
Gary Panno                50,000            4.3                 3.00           3/21/2002
-----------------------------------------------------------------------------------------------------------
Kris Murthy                  -               -                    -                -
-----------------------------------------------------------------------------------------------------------
Dal Berry                    -               -                    -                -
-----------------------------------------------------------------------------------------------------------

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

     The following table sets forth certain information with respect to options exercised during fiscal 1996 by each Chief Executive Officer named in the Summary Compensation Table, and with respect to unexercised options held by such persons at the end of fiscal 1996.

-----------------------------------------------------------------------------------------------------
                                                       NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED       IN THE MONEY
                                                          OPTIONS/SARS           OPTIONS/SARS AT
                        SHARES ACQUIRED                   AT FY-END (#)           FY-END ($) (1)
                        ON EXERCISE (#)     VALUE         EXERCISABLE/            EXERCISABLE/
  NAME                                    REALIZED($)    UNEXERCISABLE            UNEXERCISABLE
-----------------------------------------------------------------------------------------------------
Scott Crist                   0               0           0 / 350,000                 0 / 0
-----------------------------------------------------------------------------------------------------
Gary Panno                    0               0           50,000 / 0                6,250 / 0
-----------------------------------------------------------------------------------------------------
Kris Murthy                   0               0           66,205 / 0               81,427 / 0
-----------------------------------------------------------------------------------------------------
Dal Berry                     0               0            16,205 /0               37,677 / 0
-----------------------------------------------------------------------------------------------------

-------------------
      (1) The calculations of the value of unexercised options are based on the difference between the closing price of $3.125 per share on NASDAQ of the Common Stock on December 31, 1996, and the exercise price of each option, multiplied by the number of shares covered by the option.

                            Compensation of Directors

      Directors are reimbursed for their ordinary and necessary expenses incurred in attending meetings of the Board of Directors or a committee thereof. The Company pays directors who are not also employees of the Company $500 for each meeting of the Board of Directors they attend. Directors of the Company are eligible to participate in the Company's 1996 Stock Option and Appreciation Rights Plan.

                              EMPLOYMENT AGREEMENTS

      The Company entered into an employment agreement with Mr. E. Scott Crist, effective August 1, 1996, which agreement provides that Mr. Crist will serve as President and Chief Executive Officer. The agreement terminates on the third anniversary thereof unless sooner terminated. The agreement provides that Mr. Crist will be entitled to receive annual compensation of $95,000 and options to purchase 350,000 shares of Common Stock at $4.50 per share, vesting one-third each year commencing August 1, 1997, as set forth above. In addition, Mr. Crist will be entitled to a bonus determined by the Board of Directors based on individual and Company performance.

      The Company entered into an employment agreement with Mr. Gary Panno, effective as of April 1, 1996, which agreement provided that Mr. Panno would serve as President and Chief Executive Officer or other executive position. Upon the hiring of Mr. Crist, Mr. Panno stepped down as President and Chief Executive Officer; however, he remained as Chairman of the Board and the agreement remained in effect. Under the terms of the agreement, termination occurs on March 31, 1998, unless earlier terminated by the Company for cause. The agreement provides that Mr. Panno will be entitled to receive annual compensation of $60,000 and an option to purchase 80,000 shares of Common Stock at $5.125 per share. As of March 3, 1997, the Company reached a mutual agreement with Mr. Panno to terminate his employment agreement. As part of this mutual agreement the Company paid Mr. Panno through December 31, 1996. Contemporaneously with this mutual termination, Mr. Panno stepped down as a member of the Board of Directors of the Company. On or about March 20, 1997, the Company and Mr. Panno reached an agreement whereby Mr. Panno agreed to reduce his options to 50,000 shares in return for the Company reducing the strike price to $3.00 per share.

                  SEVERANCE AND CONSULTING AGREEMENTS

      In connection with the resignation by Mr. Murthy as Chairman and CEO of the Company, the Company and Mr. Murthy entered into a severance agreement and an agreement for consulting services each dated February 29, 1996. In connection with the severance agreement, Mr. Murthy was granted a warrant for the purchase of 150,000 shares of Common Stock at a purchase price of $2.94 per share and was paid the sum of $50,000 in cash.

      The consulting agreement with Mr. Murthy was effective March 1, 1996, and continues for a period of two years until and including February 28, 1998. In consideration for the services rendered by Mr. Murthy, the Company has agreed to pay him $4,166.67 per month for the term of the agreement.

    SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of May 10, 1997, with respect to the beneficial ownership of Common Stock by each director, each executive officer included in the Summary Compensation Table, the directors and executive officers as a group and each shareholder known to management to own beneficially more than 5% of the Common Stock. Unless otherwise noted, the persons listed below have sole voting and investment power with respect to such shares. In addition to the Common Stock set forth below, Manuel Landa, Oscar Garcia and Ricardo Orea beneficially own 126,666, 126,667, and 126,667 shares of Series B Non-Voting, Non-Participating Preferred Stock, respectively.

Name and                                Number of Shares          Percentage
Address                                Beneficially Owned     Beneficially Owned
-------                                ------------------     ------------------
Gary Panno                                 104,758(1)               2.3%
2944 Parr Lane
Grapevine, TX  76051

E. Scott Crist                             563,500(2)              12.4%
4635 Southwest Freeway, Suite 800
Houston, Texas 77027

Manuel Landa                               460,000(3)(4)           10.1%
c/o Telereunion, Inc., Moras No. 430
Col. Del Valle, Del Benito Juarez
03100 Mexico, D.F.

Oscar Garcia                               460,000(4)(5)           10.1%
c/o Telereunion, Inc., Moras No. 430
Col. Del Valle, Del Benito Juarez
03100 Mexico, D.F.

Darrel Kirkland                             10,000(6)               *
803 Forest View
Austin, TX 78746

Ricardo Orea                               460,000(4)(7)           10.1%
c/o Telereunion, Inc., Moras No. 430
Col. Del Valle, Del Benito Juarez
03100 Mexico, D.F.

S.P. Krishna Murthy                        266,063(8)               5.8%
4604 Cresthaven
Colleyville, TX 76034

W. Dal Berry                               158,645(9)(10)           3.5%
7623 Queens Garden
Dallas, TX 75248

Name and                                Number of Shares          Percentage
Address                                Beneficially Owned     Beneficially Owned
-------                                ------------------     ------------------
Todd M. Binet                               86,700(11)              1.7%
4635 Southwest Freeway, Suite 800
Houston, Texas 77027

All directors and executive
officers as a group (9 persons)            2,569,665(12)           56.6%
-------------------
*     Less than 1%

      (1) A portion of such shares and options have been deposited into escrow. See "Escrow Agreement." Includes options to purchase 50,000 shares of Common Stock at $3.00 per share all of which are presently exercisable.

      (2) Excludes shares of Common Stock issuable upon exercise of a Series A Common Stock Warrant representing the right to purchase 12,500 shares of Common Stock at $2.19 per share owned directly by Mr. Crist as well as a Series A Common Stock Warrant representing the right to purchase 300,000 shares of Common Stock at $2.19 per share held by Delaware Guarantee & Trust Co. F/B/O Mr. Crist. The Series A Common Stock Warrant will vest and become exercisable, if at all, upon the Company meeting certain fiscal year earnings per share targets, computed in accordance with the terms of the Series A Common Stock Warrant as follows: (i) the Warrant will vest and become fully exercisable as to 40% of the shares of Common Stock upon the Company's fiscal year earnings equal to at least $.315 per share; (ii) the Warrant will vest and become fully exercisable as to an additional 40% of the shares of Common Stock upon the Company's fiscal year earnings equal to at least $.458 per share; and (iii) the Warrant will vest and become fully exercisable as to an additional 20% of the shares of Common Stock upon the Company's fiscal year earnings equal to at least $.75 per share. Notwithstanding the foregoing, the Warrant will vest and become fully exercisable as to any shares not vested if, for any ninety (90) consecutive trading days, the closing price for a share of Common Stock equals or exceeds $12.00. The Series A Common Stock Warrant lapses on May 16, 2003. Also, excluded are the shares of Common Stock issuable upon exercise of a Series B Common Stock Warrant representing the right to purchase 65,000 shares of Common Stock at $2.19 per share held by Mr. Crist. The Series B Common Stock Warrant will vest and become exercisable, if at all, upon (i) the Company achieving an increase in net shareholders equity of the Company of at least $5,000,000, computed in accordance with the terms of the Series B Common Stock Warrant; or (ii) if for any ninety (90) consecutive trading days, the closing price for a share of Common Stock equals or exceeds $12.00. The Series B Common Stock Warrant will expire on and no longer be exercisable if the condition for vesting is not satisfied within 18 months following the acquisition of Telereunion and, in any event, will expire on May 16, 2003. Excludes options to purchase 350,000 shares of Common Stock at $4.50 per share as such options are not exercisable within sixty (60) days of this table. Reference is also made to the Schedule 13D filed with the Securities and Exchange Commission by Mr. Crist on or about February 4, 1997.

      (3) Excludes shares of Common Stock issuable upon exercise of a Series A Common Stock Warrant representing the right to purchase 241,208 shares of Common Stock at $2.19 per share. Also, excluded are shares of Common Stock issuable upon exercise of a Series A Common Stock Warrant representing the right of Willowtree Developments, Ltd., a British Virgin Island entity, ("Willowtree") to purchase 447,958 shares of Common Stock at $2.19 per share. Mr. Landa is the beneficial owner of Willowtree. The Series A Common Stock Warrant lapses on May 16, 2003. For the discussion of vesting provisions for the Series A Common Stock Warrant, please see footnote 2 above. Reference is also made to the Schedule 13D filed with the Securities and Exchange Commission by Mr. Landa on or about June 4, 1996.

      (4) Includes options to purchase 25,000 and 75,000 shares of Common Stock at $1.35 and $4.875 per share, respectively, all of which options are presently exercisable.

      (5) Excludes shares of Common Stock issuable upon exercise of a Series A Common Stock Warrant representing the right to purchase 241,208 shares of Common Stock at $2.19 per share. Also, excluded are shares of Common Stock issuable upon exercise of a Series A Common Stock Warrant representing the right of Trafford Park Holdings, Ltd., a British Virgin Island entity, ("Trafford Park") to purchase 447,959 shares of Common Stock at $2.19 per share. Mr. Garcia is the beneficial owner of Trafford Park. The Series A Common Stock Warrant lapses on May 16, 2003. For the discussion of vesting provisions for the Series A Common Stock Warrant, please see footnote 2 above. Reference is also made to the
Schedule 13D filed with the Securities and Exchange Commission by Mr. Garcia on or about June 4, 1996.

      (6) Includes options to purchase 10,000 shares of Common Stock initially priced at $4.25 per share, all of which options are presently exercisable. On March 21, 1997, the Board of Directors reduced the exercise price of Mr. Kirkland's options from $4.25 to $3.75 per share.

      (7) Excludes shares of Common Stock issuable upon exercise of a Series A Common Stock Warrant representing the right to purchase 241,208 shares of Common Stock at $2.19 per share. Also, excluded are shares of Common Stock issuable upon exercise of a Series A Common Stock Warrant representing the right of Bollington Developments, Ltd., a British Virgin Island entity, ("Bollington") to purchase 447,959 shares of Common Stock at $2.19 per share. Mr. Orea is the beneficial owner of Bollington. The Series A Common Stock Warrant lapses on May 16, 2003. For the discussion of vesting provisions for the Series A Common Stock Warrant, please see footnote 2 above. Reference is also made to the Schedule 13D filed with the Securities and Exchange Commission by Mr. Orea on or about June 4, 1996.

      (8) Includes options to purchase 50,000 shares of Common Stock at $2.25 per share, options to purchase 16,204 shares of Common Stock at $0.80 per share and a Warrant to purchase 150,000 shares of Common Stock at $2.94 per share, all of which are presently exercisable. Excludes 5,240 shares of Common Stock held by Mr. Murthy's adult child of which shares Mr. Murthy disclaims beneficial ownership. A portion of such shares and options have been deposited into escrow. See "Escrow Agreement."

      (9) Includes options to purchase 16,205 shares of Common Stock at $0.80 per share, all of which options are presently exercisable. A portion of such shares and options have been deposited into escrow. See "Escrow Agreement."

      (10) Includes warrants to purchase 10,000 shares of Common Stock at $8.00 per share, all of which warrants are presently exercisable.

      (11) Excludes shares of Common Stock issuable upon exercise of a Series A Common Stock Warrant representing the right to purchase 26,250 shares of Common Stock at $2.19 per share. Also, excluded are shares of Common Stock issuable upon exercise of a Series B Common Stock Warrant representing the right to purchase 30,000 shares of Common Stock at $2.19 per share. The Series A Common Stock Warrant and the Series B Common Stock Warrant both expire on and no longer be exercisable after May 16, 2003. For the discussion of vesting provisions for the Series A Common Stock Warrant and the Series B Common Stock Warrant, please see footnote 2 above. Excludes options to purchase 83,333 shares of Common Stock at $3.25 per share and 166,667 shares of Common Stock at $4.00 per share as such options are not exercisable within sixty (60) days of this table. Includes warrants to purchase 3,000 shares of Common Stock at $8.00 per share, all of which warrants are presently exercisable.

      (12) Includes options and warrants to purchase 605,410 shares of Common Stock, all of which are exercisable within 60 days of the date of this table.

                            ESCROW AGREEMENT

      Pursuant to the Texas Securities Act of 1957, the Texas State Securities Commissioner has the discretion to require that an issuer offering and selling securities to the residents of Texas in a public offering deposit certain outstanding securities in escrow. In that regard, certain former officers and directors of the Company, including Gary Panno, Kris Murthy, and Dal Berry, are parties to a Stock Escrow Agreement (the "Escrow Agreement") dated August 8, 1994. The Escrow Agreement was required by the Texas State Securities Commissioner as a condition to the registration of securities in Texas in connection with the Company's initial public offering. The Escrow Agreement provides that a total of 415,503 shares of Common Stock and 55,779 shares of Common Stock issuable upon the exercise of options be held in escrow for a period of not less than two years and not more than ten years. The terms of the Escrow Agreement provide further that shares held in escrow may be released provided that the Company attain certain levels of earnings per share during any two or five consecutive fiscal year periods. In addition, the Escrow Agreement permits the unconditional release of twenty (20%) percent of the escrowed shares upon the sixth anniversary of the Escrow Agreement and twenty (20%) percent every year thereafter until the tenth anniversary of the Escrow Agreement. As of the date hereof, no shares have been released pursuant to the Escrow Agreement. The shareholders retain the right to vote the securities and to transfer the securities among themselves and to related individuals who must become parties to the agreement.

                            SHARE ISSUANCES

      In May 1996, the Company issued 1,605,000 shares of Common Stock in accordance with the terms of the Merger and Acquisition Agreement relating to the Company's acquisition of Telereunion. Common Stock issued pursuant to the agreement was (i) 126,000 shares to Mr. Manuel Landa and 234,000 shares to Willowtree, an affiliate of Mr. Landa's, (ii) 126,000 shares to Mr. Ricardo Orea and 234,000 shares to Bollington, an affiliate of Mr. Orea's and (iii) 126,000 shares to Mr. Oscar Garcia and 234,000 shares to Trafford Park, an affiliate of Mr. Garcia's, (iv) 459,375 shares to Benchmark Equity Group, Inc. and (v) 65,625 shares to Benchmark Equity Group, Inc. for the account of Mr. Christopher Efird, a then director of the Company.

      In September 1996, the Company issued 400,000 shares of Common Stock in accordance with the Agreement and Plan of Merger relating to the Company's acquisition of Orion. Common Stock issued pursuant to the agreement was 130,000 shares to Mr. Scott Crist and 270,000 shares in the aggregate to 22 other individuals.

                         EMPLOYMENT AGREEMENTS

      In connection with the acquisition of Telereunion, the Company entered into employment agreements with each of Messrs. Landa, Garcia and Orea, effective as of May 14, 1996. The agreements provide, among other things, that Mr. Landa will serve as President and CEO of Telereunion and that Messrs. Garcia and Orea will each serve as a vice president of Telereunion. Each agreement terminates May 14, 1999, unless earlier terminated by Telereunion for cause. Messrs. Landa, Garcia and Orea are entitled to each receive annual compensation of $80,000 under his respective agreement.

      On January 13, 1997, the Company entered into an employment agreement with Mr. Binet. The agreement provides, among other things, that Mr. Binet will serve as Executive Vice President and CFO of the Company. The employment agreement terminates on January 13, 2000, unless terminated earlier for cause. Mr. Binet is entitled to an annual compensation of $70,000 under the agreement and a bonus based on Company and personal performance. As part of the employment agreement, Mr. Binet was granted an option to purchase 250,000 shares of Common Stock. In connection with a change in control of the Company that results in Mr. Binet no longer maintaining the position of Executive Vice President and CFO of the surviving company, the option becomes immediately exercisable.

     PURCHASE OF BENCHMARK STOCK AND EFIRD STOCK BY CRIST AND BINET

      On or about January 22, 1997, certain members of management, including Messrs. Crist and Binet purchased certain of the Company's securities from Benchmark Equity Group, Inc. ("Benchmark") and Christopher Efird ("Efird"), a principal of Benchmark and a member of the Company's Board of Directors at the time of the sale.

      Mr. Crist purchased 371,875 and 53,125 shares of Common Stock from Benchmark and Efird, respectively, for a purchase price of $2.25 per share. Mr. Crist also purchased, through an affiliate, Series A Warrants from Benchmark and Efird which give Mr. Crist the right to acquire 262,500 and 37,500 shares of Common Stock, respectively, provided certain Company performance conditions are met. The Series A Warrants were purchased for $0.05 per share. In addition, Mr. Crist purchased Series B Warrants from Benchmark and Efird which gives Mr. Crist the right to acquire 56,875 and 8,125 shares of Common Stock, respectively, provided certain Company performance conditions are met. The Series B Warrants were purchased for $0.04 per share.

      Mr. Binet purchased 65,625 and 9,375 shares of Common Stock from Benchmark and Efird, respectively, for a purchase price of $2.25 per share. Mr. Binet also purchased Series B Warrants from Benchmark and Efird which gives Mr. Binet the right to acquire 26,250 and 3,750 shares of Common Stock, respectively, provided certain Company performance conditions are met. The Series B Warrants were purchased for $0.04 per share.

                           CORTELCO AGREEMENT

      The Company and Cortelco have entered into an agreement (the "Cortelco Agreement") pursuant to which the Company has been granted the right to assemble and market certain telecommunications products designed by Cortelco exclusively in Poland and on a non-exclusive basis in the remainder of Eastern Europe. The Cortelco Agreement requires, among other things, that the Company purchase at least $1 million per year (before discounts) of products in components from Cortelco. Although the Company has not been meeting its obligation to purchase $1 million per year, the Agreement has not been canceled by Cortelco. The Company believes that it is in compliance with all other material terms of the Cortelco Agreement, which expires in May 1999.

      Under the Cortelco Agreement, amounts owed by the Company to Cortelco for equipment reduce amounts owed by Cortelco for its investment in DTS/ZWUT. During the years ended December 31, 1996, 1995, 1994, 1993 and 1992, purchases from Cortelco totaled $269,005, $198,641, $431,207, $600,936 and $804,702, respectively, of which $52,555 in 1996, $55,041 in 1995, $113,289 in 1994,
$90,459 in 1993 and $414,787 in 1992 were credited against Cortelco's stock payment obligation. At December 31, 1995, $76,251 was owed to Cortelco by the Company for unpaid equipment purchases. On April 20, 1994, Cortelco agreed to reduce their ownership of DTS/ZWUT from 20 to 10 percent, in exchange for an $800,000 reduction of equipment credits owed by Cortelco to the Company.

                          FUTURE TRANSACTIONS

      Although the Company intends that the terms of any future transactions and agreements between the Company and its directors, officers, principal shareholders or other affiliates will be no less favorable than could be obtained from unaffiliated third parties, no assurances can be given in this regard. Any such future transactions that are material to the Company and are not in the ordinary course of business will be approved by a majority of the Company's independent and disinterested directors.

                         SHAREHOLDER PROPOSALS

      A proper proposal submitted by a shareholder in accordance with applicable rules and regulations for presentation at the Company's next annual meeting that is received at the Company's principal executive office by January 15, 1998 will be included in the Company's proxy statement and form of proxy for that meeting.

                    PERSONS MAKING THE SOLICITATION

      The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be paid by the Company. Officers of the Company may solicit proxies by mail, telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Common Stock.

                             OTHER MATTERS

      The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

      WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A SHAREHOLDER OF RECORD AND ATTEND THE ANNUAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO THE VOTE.

                              BY ORDER OF THE BOARD OF DIRECTORS,

                              TODD M. BINET
                              SECRETARY

8888
                          TELSCAPE INTERNATIONAL, INC.
                       ANNUAL MEETING OF SHAREHOLDERS OF
                          TELSCAPE INTERNATIONAL, INC.
                                ON JUNE 16, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Todd M. Binet and E. Scott Crist and each or either of them proxies, with power of substitution, to vote all shares of the undersigned at the Annual Meeting of Shareholders to be held on June 16, 1997 at 9:00 a.m. at 4635 Southwest Freeway, Suite 800, Houston, Texas, or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, or such other business as may properly come before the meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                          TELSCAPE INTERNATIONAL, INC.

                                 JUNE 16, 1997

A      PLEASE MARK YOUR
   [X] VOTES AS IN THIS
       EXAMPLE.

1.  TO ELECT SIX                        FOR THE
    DIRECTORS TO SERVE                 NOMINEES              WITHHOLD
    FOR ONE YEAR AND               LISTED AT RIGHT          AUTHORITY
    UNTIL THEIR
    SUCCESSORS HAVE BEEN                [ ]                    [ ]
    DULY ELECTED AND
    SHALL QUALIFY.

                                         NOMINEES:   Todd M. Binet
                                                     E. Scott Crist
 (INSTRUCTION: To withhold authority to              Oscar Garcia
 vote for the nominee strike a line                  Darrell O. Kirkland
 through the nominee's name at right:)               Manual Landa
                                                     Ricardo Orea

                                        FOR       AGAINST        ABSTAIN
2.  TO RATIFY THE SELECTION OF BDO
    SEIDMAN, LLP AS THE COMPANY'S       [ ]         [ ]           [ ]
    INDEPENDENT PUBLIC ACCOUNTANTS.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

Signature
                                             Signature if held jointly

Dated:                    , 1997

NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.